Exhibit 10.21
FIRST AMENDMENT
OF THE
AMENDED AND RESTATED
MONEYGRAM INTERNATIONAL, INC.
EXECUTIVE SEVERANCE PLAN (TIER II)
1. Section 14 of the Amended and Restated MoneyGram International, Inc. Executive Severance Plan (Tier II) (the “Tier II Plan”) is hereby amended and restated, in its entirety, as follows:
     14. AMENDMENT AND TERMINATION: This Plan may be amended or terminated by action of the Board. This Plan shall terminate with respect to an Executive if the Chief Executive Officer of the Corporation determines that the Executive is no longer a key executive to be provided a severance agreement and so notifies the Executive by certified mail at least 30 days before participation in this Plan shall cease. Notwithstanding the foregoing, no such amendment, termination or determination adverse in any manner to any Executive may be made (and if made, shall have no effect) on or following the “Closing Date”, as that term is defined in the Amended and Restated Purchase Agreement among the Corporation and certain Investors dated March 16, 2008, without the express written consent of such Executive.
2. Except as herein expressly amended, the Tier II Plan shall continue in full force and effect.